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                                  EXHIBIT 99.4
                  CERTIFICATION BY PRINCIPAL EXECUTIVE OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Annual Report of Concord Milestone Plus, L.P. (the "Partnership") on Form 10-K for the period ended December 31, 2002 September 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Patrick Kirse, Treasurer and Controller of CM Plus Corporation, the General Partner of the Partnership, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002, that:

(1)  I have reviewed this annual report on Form 10-K of the Partnership;

(2) Based on my knowledge, this Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered in this Report;

(3) Based on my knowledge, the financial statements and other financial information included in this Report, fairly present in all material respects the financial condition, results of operations of the Registrant as of, and for, the periods presented in this Report;

(4) The Registrant's other certifying officer and I are responsible for establishing and maintaining internal disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the Registrant and we have:

a) designed such disclosure controls and procedures to ensure that material information relating to the Registrant, including its consolidated subsidiaries is made known to us by others within those entities, particularly during the period in which this Report is being prepared;

b) evaluated the effectiveness of the Registrant's internal disclosure controls and procedures as of a date within 90 days prior to the filing date of this Report (the "Evaluation Date"); and

c) presented in this Report our conclusions about the effectiveness of our internal disclosure controls and procedures based on our evaluation as of the Evaluation Date;

(5) The Registrant's other certifying officer and I have disclosed to the Registrant's auditors and the audit committee of the Registrant's board of directors (or persons performing the equivalent function):

a) all significant deficiencies in the design or operation of internal controls which could adversely affect the Registrant's ability to record, process, summarize and report financial data and have identified for the Registrant's auditors any material weakness in internal controls; and

b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Registrant's internal controls; and

(6) The Registrant's other certifying officer and I have indicated in this Report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weakness.

                 By: CM Plus Corporation,
                     General Partner

DATE: March 26, 2003                    /S/ Patrick Kirse
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                                            Patrick Kirse
                                            Treasurer and Controller